SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2006

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-99736-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2006, Tanger Factory Outlet Centers, Inc. (the “Company”) and Tanger Properties Limited Partnership (the “Partnership”) entered into an underwriting agreement with Citigroup Global Markets Inc. and Banc of America Securities LLC relating to the sale of $130,000,000 of the Partnership’s 3.75% Exchangeable Senior Notes due 2026 (the “Notes”), guaranteed on an unsecured basis by the Company. The offering is scheduled to close on or about August 16, 2006. A copy of the agreement is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 10, 2006 the Company announced the pricing of its previously announced offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2. Exhibit 99.2 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

(a) Financial statements of business acquired: None

(b) Pro forma financial information: None.

(c) Exhibits:

99.1	Underwriting agreement, dated August 10, 2006, by and among the Company, the Operating Partnership, Citigroup Global Markets Inc. and Banc of America Securities LLC.
99.2	Press release of the Company issued on August 10, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14 , 2005	TANGER FACTORY OUTLET CENTERS, INC. (Registrant)
By:	/s/ Frank C. Marchisello, Jr
Frank C. Marchisello, Jr. Executive Vice President, Chief Financial Officer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2005	TANGER PROPERTIES LIMITED PARTNERSHIP By: TANGER GP TRUST, its sole general partner
By:	/s/ Frank C. Marchisello, Jr
Frank C. Marchisello, Jr. Vice President, Treasurer & Assistant Secretary

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